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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THERATECH, INC.



Subsidiary and Business Name                       Jurisdiction of Incorporation

  Natrapac, Inc.                                                Utah

  Nippon TTI K.K.                                               Japan